Exhibit 99.1
News

Media Contact Information: Sandy Pound Thermo Fisher Scientific	Investor Contact Information: Rafael Tejada Thermo Fisher Scientific
Phone: 781-622-1223	Phone: 781-622-1356
E-mail: sandy.pound@thermofisher.com	E-mail: rafael.tejada@thermofisher.com
Thermo Fisher Scientific Reports Third Quarter 2026 Results

Revenue Grew 9% Including 6% Organic Revenue Growth

Grew GAAP Diluted EPS 9% and Adjusted EPS 15%

Outstanding performance driven by proven growth strategy and PPI Business System

WALTHAM, Mass. (October 21, 2026) – Thermo Fisher Scientific Inc. (NYSE: TMO), the world leader in serving science, today reported its financial results for the third quarter ended September 26, 2026.

Third Quarter Highlights

•Third quarter revenue grew 9% to $12.14 billion
•Third quarter GAAP diluted earnings per share (EPS) grew 9% to $4.64
•Third quarter adjusted EPS grew 15% to $6.68

“We are very pleased to deliver another excellent quarter, with outstanding financial performance on both the top and bottom line,” said Marc N. Casper, chairman and chief executive officer of Thermo Fisher Scientific. “We’re advancing our proven growth strategy, which is resonating strongly with our customers, and our PPI Business System is enabling outstanding execution across the company.”

Casper added, “Looking ahead, we’re well positioned to deliver an excellent 2026 as we continue to drive long-term value creation for all of our stakeholders and build an even brighter future for our company.”

Growth Strategy and Capital Deployment

•Advanced our proven growth strategy, launching a range of high-impact, innovative new products during the quarter. Highlights include the Thermo Scientific™ Orbitrap™ Isora™ mass spectrometer, the first Orbitrap system designed for isotope ratio analysis, enabling faster, simplified workflows and providing deeper insights into the origin and composition of samples for environmental and life sciences research; the Thermo Scientific™ EMPAD™ G2 electron detector enabling faster, more detailed electron microscopy characterization of advanced materials to support the development of next-generation electronics, memory and energy technologies; the FDA-cleared EliA™ CTD 13 Screen in the U.S., a new autoimmune test for systemic connective tissue diseases, including lupus, helping laboratories streamline testing and providing clinicians with reliable information to inform patient care; and the Ion 560 Chip, the highest-throughput sequencing chip for the Ion

GeneStudio™ S5 platform, providing nearly twice the sequencing capacity of the prior offering to enable laboratories to process more samples and meet growing genomic profiling needs in oncology research.

•Strengthened our industry-leading commercial engine and deepened our trusted partner status with customers. In partnership with Mayo Clinic, we launched Precure, a pioneering initiative that will combine data from more than one million patient samples with our differentiated proteomics ecosystem, including Orbitrap™ mass spectrometry and Olink™ technologies, to generate new insights into disease progression, enable earlier detection and advance precision medicine. In South Korea, we opened our first AI-Automation Innovation Center, bringing together our advanced analytical technologies, automation and AI to enable our customers to accelerate innovation and enhance R&D productivity. In our channel businesses, we also opened a highly automated distribution center in Kentucky, to enhance speed, flexibility and assurance of supply for our customers across North America.

•Continued to successfully execute our capital deployment strategy. During the quarter, we completed our previously announced divestiture of our microbiology business.

Financial Results

Revenue for the third quarter of 2026 grew 9% to $12.14 billion, versus $11.12 billion in the same quarter of 2025. Organic revenue growth was 6%.

GAAP Earnings Results

GAAP diluted EPS in the third quarter of 2026 was $4.64, 9% growth versus the third quarter of 2025. GAAP operating income for the third quarter of 2026 was $2.26 billion, 17% higher than the year-ago quarter. GAAP operating margin was 18.6%, compared with 17.4% in the third quarter of 2025.

Non-GAAP Earnings Results

Adjusted EPS for the third quarter of 2026 was $6.68, 15% growth versus the third quarter of 2025. Adjusted operating income for the third quarter of 2026 was $2.97 billion, 15% higher than the year-ago quarter. Adjusted operating margin was 24.5%, compared with 23.3% in the third quarter of 2025.

Annual Guidance for 2026

The company will provide updated 2026 financial guidance during its earnings conference call this morning at 7:00 a.m. Eastern Time.

Use of Non-GAAP Financial Measures

Adjusted EPS, adjusted net income, adjusted operating income, adjusted operating margin, free cash flow, and organic revenue growth are non-GAAP measures that exclude certain items detailed after the tables that accompany this press release, under the heading “Supplemental Information Regarding Non-GAAP Financial Measures.” The reconciliations of GAAP to non-GAAP financial measures are provided in the tables that accompany this press release.

Conference Call

Thermo Fisher Scientific will hold its earnings conference call today, October 21, 2026, at 7:00 a.m. Eastern Time. During the call, the company will discuss its financial performance, as well as future expectations.

The call will be webcast live on the “Investors” section of our website, www.thermofisher.com. You can access the conference call by dialing (833) 461-5787 within the U.S. or +1 (585) 542-9983 outside the U.S. The access code is 500554659.

The earnings press release and related information can also be found on the Investor Relations section of our website, under the heading “Financials”. A replay of the call will be available under “News, Events & Presentations” until the next quarterly earnings call.

About Thermo Fisher Scientific

Thermo Fisher Scientific Inc. is the world leader in serving science, with annual revenue over $45 billion. Our Mission is to enable our customers to make the world healthier, cleaner and safer. Whether our customers are accelerating life sciences research, solving complex analytical challenges, increasing productivity in their laboratories, improving patient health through diagnostics or the development and manufacture of life-changing therapies, we are here to support them. Our global team delivers an unrivaled combination of innovative technologies, purchasing convenience and pharmaceutical services through our industry-leading brands, including Thermo Scientific, Applied Biosystems, Invitrogen, Gibco, Fisher Scientific, Unity Lab Services, Patheon and PPD. For more information, please visit www.thermofisher.com.

Safe Harbor Statement

The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by forward-looking statements include risks and uncertainties relating to: the need to develop new products and adapt to significant technological change; implementation of strategies for improving growth; general economic conditions and related uncertainties; dependence on customers' capital spending policies and government funding policies; the effect of economic and political conditions and exchange rate fluctuations on international operations; use and protection of intellectual property; the effect of changes in governmental regulations; any natural disaster, public health crisis or other catastrophic event; and the effect of laws and regulations governing government contracts, as well as the possibility that expected benefits related to recent or pending acquisitions, may not materialize as expected. Additional important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in our most recent reports on Form 10-K and Form 10-Q under the heading “Risk Factors.” These filings are on file with the SEC and available in the “Investors” section of our website under the heading “SEC Filings.” These forward-looking statements are based on our current expectations and speak only as of the date of this press release. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, in the event of new information, future developments or otherwise.

###

Condensed Consolidated Statements of Income (unaudited)
	Three months ended
	September 26,	% of	September 27,	% of
(Dollars in millions except per share amounts)	2026	Revenues	2025	Revenues
Revenues	$12,137		$11,122
Costs and operating expenses:
Cost of revenues (a)	6,945	57.2%	6,470	58.2%
Selling, general and administrative expenses (b)	1,863	15.3%	1,795	16.1%
Amortization of acquisition-related intangible assets	519	4.3%	435	3.9%
Research and development expenses	348	2.9%	346	3.1%
Restructuring and other costs (c)	199	1.6%	135	1.2%
Total costs and operating expenses	9,874	81.4%	9,182	82.6%
Operating income	2,263	18.6%	1,941	17.4%
Interest income	252		234
Interest expense	(417)		(347)
Other income/(expense) (d)	(10)		(2)
Income before income taxes	2,088		1,826
Benefit from/(provision for) income taxes (e)	(352)		(207)
Equity in earnings/(losses) of unconsolidated entities	(9)		2
Net income	1,727		1,621
Less: net income/(loss) attributable to noncontrolling interests and redeemable noncontrolling interest	6		5
Net income attributable to Thermo Fisher Scientific Inc.	$1,721	14.2%	$1,616	14.5%

Earnings per share attributable to Thermo Fisher Scientific Inc.:
Basic	$4.65		$4.28
Diluted	$4.64		$4.27
Weighted average shares:
Basic	370		378
Diluted	371		378

Reconciliation of adjusted operating income and adjusted operating margin
GAAP operating income	$2,263	18.6%	$1,941	17.4%
Cost of revenues adjustments (a)	9	0.1%	10	0.1%
Selling, general and administrative expenses adjustments (b)	(20)	-0.2%	66	0.6%
Restructuring and other costs (c)	199	1.6%	135	1.2%
Amortization of acquisition-related intangible assets	519	4.3%	435	3.9%
Adjusted operating income (non-GAAP measure)	$2,968	24.5%	$2,587	23.3%

Reconciliation of adjusted net income
GAAP net income attributable to Thermo Fisher Scientific Inc.	$1,721		$1,616
Cost of revenues adjustments (a)	9		10
Selling, general and administrative expenses adjustments (b)	(20)		66
Restructuring and other costs (c)	199		135
Amortization of acquisition-related intangible assets	519		435
Other income/expense adjustments (d)	14		(5)
Income taxes adjustments (e)	27		(64)
Equity in earnings/losses of unconsolidated entities	9		(2)
Adjusted net income (non-GAAP measure)	$2,477		$2,190

Reconciliation of adjusted earnings per share
GAAP diluted EPS attributable to Thermo Fisher Scientific Inc.	$4.64		$4.27
Cost of revenues adjustments (a)	0.02		0.03
Selling, general and administrative expenses adjustments (b)	(0.06)		0.17
Restructuring and other costs (c)	0.54		0.36
Amortization of acquisition-related intangible assets	1.40		1.15
Other income/expense adjustments (d)	0.04		(0.01)
Income taxes adjustments (e)	0.07		(0.17)
Equity in earnings/losses of unconsolidated entities	0.02		(0.01)
Adjusted EPS (non-GAAP measure)	$6.68		$5.79

Reconciliation of free cash flow
GAAP net cash provided by operating activities	$2,551		$2,239
Purchases of property, plant and equipment	(437)		(404)
Proceeds from sale of property, plant and equipment	1		5
Free cash flow (non-GAAP measure)	$2,115		$1,840

Business Segment Information	Three months ended
	September 26,	% of	September 27,	% of
(Dollars in millions)	2026	Revenues	2025	Revenues

Revenues
Life Sciences Solutions	$2,719	22.4%	$2,588	23.3%
Analytical Instruments	2,002	16.5%	1,893	17.0%
Specialty Diagnostics	1,098	9.1%	1,174	10.6%
Laboratory Products and Biopharma Services	6,863	56.5%	5,970	53.7%
Eliminations	(546)	-4.5%	(503)	-4.5%
Consolidated revenues	$12,137	100.0%	$11,122	100.0%

Segment income and segment income margin
Life Sciences Solutions	$1,022	37.6%	$968	37.4%
Analytical Instruments	538	26.9%	429	22.6%
Specialty Diagnostics	341	31.0%	321	27.4%
Laboratory Products and Biopharma Services	1,067	15.5%	868	14.5%
Subtotal reportable segments	2,968	24.5%	2,587	23.3%
Cost of revenues adjustments (a)	(9)	-0.1%	(10)	-0.1%
Selling, general and administrative expenses adjustments (b)	20	0.2%	(66)	-0.6%
Restructuring and other costs (c)	(199)	-1.6%	(135)	-1.2%
Amortization of acquisition-related intangible assets	(519)	-4.3%	(435)	-3.9%
Consolidated GAAP operating income	$2,263	18.6%	$1,941	17.4%
(a) Adjusted results exclude accelerated depreciation on manufacturing assets to be abandoned due to facility consolidations. Adjusted results in 2026 also exclude $7 of transaction-related costs. Adjusted results in 2025 also exclude $8 of charges for the sale of inventory revalued at the date of acquisition.
(b) Adjusted results exclude certain third-party expenses, principally transaction/integration costs, charges/credits for changes in estimates of contingent acquisition consideration, accelerated depreciation on fixed assets to be abandoned due to facility consolidations, and charges for product liability litigation.
(c) Adjusted results exclude restructuring and other costs consisting principally of severance, impairments of long-lived assets, net charges/credits for pre-acquisition litigation and other matters, net gains/losses on the sale of real estate, and abandoned facility and other expenses of headcount reductions and real estate consolidations. Adjusted results in 2026 exclude $72 of gain on the sale of a business and $244 for a held-for-sale loss. Adjusted results in 2025 also exclude $51 of charges for disposition of a consolidated joint venture.
(d) Adjusted results exclude net gains/losses on investments and settlement charges for pension plans.
(e) Adjusted results exclude incremental tax impacts for the reconciling items between GAAP and adjusted net income, incremental tax impacts as a result of tax rate/law changes and the tax impacts from audit settlements.

Note:
Consolidated depreciation expense is $307 and $227 in 2026 and 2025, respectively.

Organic revenue growth	Three months ended
September 26, 2026
Revenue growth	9%
Acquisitions/divestitures	3%
Currency translation	0%
Organic revenue growth (non-GAAP measure)	6%

Note:
For more information related to non-GAAP financial measures, refer to the section titled “Supplemental Information Regarding Non-GAAP Financial Measures” of this release.

Condensed Consolidated Statements of Income (unaudited)
	Nine months ended
	September 26,	% of	September 27,	% of
(Dollars in millions except per share amounts)	2026	Revenues	2025	Revenues
Revenues	$35,136		$32,341
Costs and operating expenses:
Cost of revenues (a)	20,525	58.4%	18,905	58.5%
Selling, general and administrative expenses (b)	5,570	15.9%	5,295	16.4%
Amortization of acquisition-related intangible assets	1,433	4.1%	1,294	4.0%
Research and development expenses	1,048	3.0%	1,041	3.2%
Restructuring and other costs (c)	346	1.0%	316	1.0%
Total costs and operating expenses	28,923	82.3%	26,850	83.0%
Operating income	6,213	17.7%	5,491	17.0%
Interest income	693		735
Interest expense	(1,172)		(1,054)
Other income/(expense) (d)	13		(18)
Income before income taxes	5,746		5,155
Benefit from/(provision for) income taxes (e)	(590)		(394)
Equity in earnings/(losses) of unconsolidated entities	(32)		(9)
Net income	5,124		4,751
Less: net income/(loss) attributable to noncontrolling interests and redeemable noncontrolling interest (f)	16		11
Net income attributable to Thermo Fisher Scientific Inc.	$5,108	14.5%	$4,740	14.7%

Earnings per share attributable to Thermo Fisher Scientific Inc.:
Basic	$13.77		$12.55
Diluted	$13.75		$12.53
Weighted average shares:
Basic	371		378
Diluted	372		378

Reconciliation of adjusted operating income and adjusted operating margin
GAAP operating income	$6,213	17.7%	$5,491	17.0%
Cost of revenues adjustments (a)	51	0.1%	31	0.1%
Selling, general and administrative expenses adjustments (b)	59	0.2%	99	0.3%
Restructuring and other costs (c)	346	1.0%	316	1.0%
Amortization of acquisition-related intangible assets	1,433	4.1%	1,294	4.0%
Adjusted operating income (non-GAAP measure)	$8,102	23.1%	$7,231	22.4%

Reconciliation of adjusted net income
GAAP net income attributable to Thermo Fisher Scientific Inc.	$5,108		$4,740
Cost of revenues adjustments (a)	51		31
Selling, general and administrative expenses adjustments (b)	59		99
Restructuring and other costs (c)	346		316
Amortization of acquisition-related intangible assets	1,433		1,294
Other income/expense adjustments (d)	(15)		(1)
Income taxes adjustments (e)	(269)		(320)
Equity in earnings/losses of unconsolidated entities	32		9
Noncontrolling interests adjustments (f)	—		(1)
Adjusted net income (non-GAAP measure)	$6,745		$6,167

Reconciliation of adjusted earnings per share
GAAP diluted EPS attributable to Thermo Fisher Scientific Inc.	$13.75		$12.53
Cost of revenues adjustments (a)	0.14		0.08
Selling, general and administrative expenses adjustments (b)	0.16		0.26
Restructuring and other costs (c)	0.93		0.83
Amortization of acquisition-related intangible assets	3.86		3.42
Other income/expense adjustments (d)	(0.04)		0.00
Income taxes adjustments (e)	(0.72)		(0.85)
Equity in earnings/losses of unconsolidated entities	0.09		0.02
Noncontrolling interests adjustments (f)	—		0.00
Adjusted EPS (non-GAAP measure)	$18.15		$16.30

Reconciliation of free cash flow
GAAP net cash provided by operating activities	$5,867		$4,361
Purchases of property, plant and equipment	(1,263)		(1,060)
Proceeds from sale of property, plant and equipment	14		17
Free cash flow (non-GAAP measure)	$4,618		$3,319

Business Segment Information	Nine months ended
	September 26,	% of	September 27,	% of
(Dollars in millions)	2026	Revenues	2025	Revenues

Revenues
Life Sciences Solutions	$8,170	23.3%	$7,428	23.0%
Analytical Instruments	5,564	15.8%	5,339	16.5%
Specialty Diagnostics	3,445	9.8%	3,456	10.7%
Laboratory Products and Biopharma Services	19,592	55.8%	17,605	54.4%
Eliminations	(1,635)	-4.7%	(1,487)	-4.6%
Consolidated revenues	$35,136	100.0%	$32,341	100.0%

Segment income and segment income margin
Life Sciences Solutions	$3,017	36.9%	$2,722	36.6%
Analytical Instruments	1,317	23.7%	1,153	21.6%
Specialty Diagnostics	987	28.7%	932	27.0%
Laboratory Products and Biopharma Services	2,781	14.2%	2,425	13.8%
Subtotal reportable segments	8,102	23.1%	7,231	22.4%
Cost of revenues adjustments (a)	(51)	-0.1%	(31)	-0.1%
Selling, general and administrative expenses adjustments (b)	(59)	-0.2%	(99)	-0.3%
Restructuring and other costs (c)	(346)	-1.0%	(316)	-1.0%
Amortization of acquisition-related intangible assets	(1,433)	-4.1%	(1,294)	-4.0%
Consolidated GAAP operating income	$6,213	17.7%	$5,491	17.0%
(a) Adjusted results exclude accelerated depreciation on manufacturing assets to be abandoned due to facility consolidations and charges/(credits) for the sale of inventory revalued at the date of acquisition. Adjusted results in 2026 also exclude $16 of transaction-related costs.
(b) Adjusted results exclude certain third-party expenses, principally transaction/integration costs, charges/credits for changes in estimates of contingent acquisition consideration, accelerated depreciation on fixed assets to be abandoned due to facility consolidations, and charges for product liability litigation.
(c) Adjusted results exclude restructuring and other costs consisting principally of severance, impairments of long-lived assets, net charges/credits for pre-acquisition litigation and other matters, net gains/losses on the sale of real estate, and abandoned facility and other expenses of headcount reductions and real estate consolidations. Adjusted results in 2026 exclude $72 of gain on the sale of a business and $244 for a held-for-sale loss. Adjusted results in 2025 also exclude $51 of charges for disposition of a consolidated joint venture.
(d) Adjusted results exclude net gains/losses on investments and settlement charges for pension plans. Adjusted results in 2026 also exclude $6 of business interruption recoveries.
(e) Adjusted results exclude incremental tax impacts for the reconciling items between GAAP and adjusted net income, incremental tax impacts as a result of tax rate/law changes and the tax impacts from audit settlements.
(f) Adjusted results in 2025 exclude the incremental impacts for the reconciling items between GAAP and adjusted net income attributable to noncontrolling interests.

Note:
Consolidated depreciation expense is $945 and $758 in 2026 and 2025, respectively.

Organic revenue growth	Nine months ended
September 26, 2026
Revenue growth	9%
Acquisitions/divestitures	4%
Currency translation	1%
Organic revenue growth (non-GAAP measure)	4%

Note:
For more information related to non-GAAP financial measures, refer to the section titled “Supplemental Information Regarding Non-GAAP Financial Measures” of this release.

Condensed Consolidated Balance Sheets (unaudited)

	September 26,	December 31,
(In millions)	2026	2025

Assets
Current assets:
Cash and cash equivalents	$5,461	$9,852
Short-term investments	600	253
Accounts receivable, net	9,625	8,900
Inventories	5,643	5,425
Other current assets	4,285	4,278
Total current assets	25,615	28,707
Property, plant and equipment, net	10,577	10,565
Acquisition-related intangible assets, net	18,077	15,838
Other assets	5,701	5,871
Goodwill	54,263	49,362
Total assets	$114,233	$110,343

Liabilities, redeemable noncontrolling interest and equity
Current liabilities:
Short-term obligations and current maturities of long-term obligations	$2,262	$3,533
Other current liabilities	11,908	11,656
Total current liabilities	14,170	15,189
Other long-term liabilities	6,059	5,766
Long-term obligations	39,108	35,852
Redeemable noncontrolling interest	128	122
Total equity	54,767	53,415
Total liabilities, redeemable noncontrolling interest and equity	$114,233	$110,343

Condensed Consolidated Statements of Cash Flows (unaudited)

	Nine months ended
	September 26,	September 27,
(In millions)	2026	2025

Operating activities
Net income	$5,124	$4,751
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,378	2,053
Change in deferred income taxes	(676)	(728)
Other net non-cash expenses	621	540
Changes in assets and liabilities, excluding the effects of acquisitions	(1,580)	(2,255)
Net cash provided by operating activities	5,867	4,361
Investing activities
Purchases of property, plant and equipment	(1,263)	(1,060)
Proceeds from sale of property, plant and equipment	14	17
Proceeds from cross-currency interest rate swap interest settlements	284	218
Acquisitions, net of cash acquired	(8,877)	(4,037)
Purchases of investments	(668)	(351)
Proceeds from sales and maturities of investments	253	254
Proceeds from sale of business, net of cash divested	1,021	—
Net proceeds from terminations of cross-currency interest rate swaps	388	—
Other investing activities, net	(26)	20
Net cash used in investing activities	(8,874)	(4,938)
Financing activities
Net proceeds from issuance of debt	5,238	2,840
Repayment of debt	(2,519)	(1,625)
Proceeds from issuance of commercial paper	389	1,095
Repayment of commercial paper	(389)	(597)
Purchases of company common stock	(4,000)	(2,963)
Dividends paid	(511)	(474)
Other financing activities, net	251	(1)
Net cash used in financing activities	(1,541)	(1,725)
Exchange rate effect on cash	164	273
Increase/(decrease) in cash, cash equivalents and restricted cash	(4,384)	(2,029)
Cash, cash equivalents and restricted cash at beginning of period	9,879	4,040
Cash, cash equivalents and restricted cash at end of period	$5,494	$2,011

Free cash flow (non-GAAP measure)	$4,618	$3,319

Note:
For more information related to non-GAAP financial measures, refer to the section titled “Supplemental Information Regarding Non-GAAP Financial Measures” of this release.

Supplemental Information Regarding Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures such as organic revenue growth, which is reported revenue growth, excluding the impacts of acquisitions/divestitures and the effects of currency translation. We report these measures because Thermo Fisher management believes that in order to understand the company’s short-term and long-term financial trends, investors may wish to consider the impact of acquisitions/divestitures, and/or foreign currency translation on revenues. Thermo Fisher management uses these measures to forecast and evaluate the operational performance of the company as well as to compare revenues of current periods to prior periods.

We report adjusted operating income, adjusted operating margin, adjusted net income, and adjusted EPS. We believe that the use of these non-GAAP financial measures, in addition to GAAP financial measures, helps investors to gain a better understanding of our core operating results and future prospects, consistent with how management measures and forecasts the company’s core operating performance, especially when comparing such results to previous periods, forecasts, and to the performance of our competitors. Such measures are also used by management in their financial and operating decision-making and for compensation purposes. To calculate these measures we exclude, as applicable:

•Certain transaction-related costs, including charges for the sale of inventories revalued at the date of acquisition, significant transaction-related third-party costs, changes in estimates of contingent acquisition-related consideration, and other costs associated with obtaining short-term financing commitments for pending/recent acquisitions. We exclude these costs because we do not believe they are indicative of our normal operating costs.

•Costs/income associated with restructuring activities and large-scale abandonments of product lines, such as reducing overhead and consolidating facilities. We exclude these costs because we believe that the costs related to restructuring activities are not indicative of our normal operating costs.

•Equity in earnings/losses of unconsolidated entities; impairments of long-lived assets; and certain other gains and losses that are either isolated or cannot be expected to occur again with any predictability, including gains/losses on investments, the sale of businesses, product lines, and real estate, significant litigation-related matters, curtailments/settlements of pension plans, and the early retirement of debt. We exclude these items because they are outside of our normal operations and/or, in certain cases, are difficult to forecast accurately for future periods.

•The expense associated with the amortization of acquisition-related intangible assets because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have lives of up to 20 years. Exclusion of the amortization expense allows comparisons of operating results that are consistent over time for both our newly acquired and long-held businesses and with both acquisitive and non-acquisitive peer companies.

•The noncontrolling interest and tax impacts of the above items and the impact of significant tax audits or events (such as changes in deferred taxes from enacted tax rate/law changes), the latter of which we exclude because they are outside of our normal operations and difficult to forecast accurately for future periods.

We report free cash flow, which is operating cash flow less net capital expenditures, to provide a view of the continuing operations’ ability to generate cash for use in acquisitions and other investing and financing activities. The company also uses this measure as an indication of the strength of the company. Free cash flow is not a measure of cash available for discretionary expenditures since we have certain non-discretionary obligations such as debt service that are not deducted from the measure.

Thermo Fisher Scientific does not provide GAAP financial measures on a forward-looking basis because we are unable to predict with reasonable certainty and without unreasonable effort items such as the timing and amount of future restructuring actions, transaction-related charges as well as gains or losses from sales of real estate and businesses, the early retirement of debt and the outcome of legal proceedings. The timing and amount of these items are uncertain and could be material to Thermo Fisher Scientific’s results computed in accordance with GAAP.

The non-GAAP financial measures of Thermo Fisher Scientific’s results of operations and cash flows included in this press release are not meant to be considered superior to or a substitute for Thermo Fisher Scientific’s results of operations prepared in accordance with GAAP. Reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in the tables above.